UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 13, 2010
PHI, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Louisiana	0-9827	72-0395707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 SE Evangeline Thruway, Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 235-2452
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
          On September 13, 2010, we entered into a Second Amendment (the “Second Amendment”) to our Amended and Restated Loan Agreement dated March 31, 2008 with Air Evac Services, Inc., PHI Tech Services, Inc. and International Helicopter Transport, Inc., as subsidiary guarantors, and Whitney National Bank, as lender (as amended, the “Loan Agreement”). The Second Amendment permits (i) the tender offer and consent solicitation for any or all of our $200 million aggregate principal amount 7.125% senior notes due 2013 and the other transactions contemplated thereby, as more fully described in our Current Report on Form 8-K filed September 10, 2010 and (ii) our offering of $300 million aggregate principal amount of senior notes due 2018 in a private offering and the other transactions contemplated thereby, as more fully described in our Current Report on Form 8-K filed on September 14, 2010. In addition, the Second Amendment (i) extends the term of our Loan Agreement from September 1, 2011 to September 1, 2012 and (ii) increases the consolidated net worth requirement contained in Paragraph C(11) of the Loan Agreement from $425 million to $450 million effective as of September 1, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI, Inc.
Date: September 14, 2010	By:	/s/ Michael J. McCann
		Name:	Michael J. McCann
		Title:	Chief Financial Officer